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                                                                       Exhibit 5


PDG Remediation, Inc.                                     May 28, 1996
300 Oxford Drive
Monroeville, Pennsylvania  15146

Ladies and Gentlemen:

We have acted as counsel for PDG Remediation, Inc., a Pennsylvania corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of 1,470,320 shares (the "Shares") of common stock, par value $.01 per share, of the Company ("Common Stock") to be offered by PDG Environmental, Inc. (the "Selling Shareholder") as described in the Registration Statement.

In connection with this opinion, we have examined a copy of the Registration Statement, copies of the Company's articles of incorporation and bylaws, and such other instruments and documents as we have deemed necessary as a basis for the opinions hereinafter expressed. In giving such opinions, we have assumed that all signatures on all documents examined by us are genuine, that all documents submitted to us as originals are authentic, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

Based on the foregoing, and subject to the assumptions and limitations herein set forth, we are of the opinion that the Shares to be sold by the Selling Shareholder as described in the "Plan of Distribution" of the Registration Statement are validly issued, fully paid and non-assessable.

This opinion is limited in all respects to the applicable laws of the Commonwealth of Pennsylvania and the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to the use of our firm name under the caption "Legal Matters" therein.


                                        Very truly yours,


                                        THORP, REED & ARMSTRONG